SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): February 8, 2010

EXTREME MOBILE COATINGS WORLDWIDE CORP.
 (Exact Name Of Registrant As Specified In Charter)

United Kingdom	333-148425	11-3460949
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

126 Dewey Dr.
Nicholasville, Kentucky 40356
 (Address Of Principal Executive Offices)

Phone number (859) 887-1199
 (Issuer Telephone Number)

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 7

Item 7.01    Regulation FD Disclosure.

On February 8, 2010, the Registrant entered into a Letter of Intent, dated February 5, 2010, with Reflectkote, Inc. whereby the Registrant shall purchase certain assets and certain liabilities of Reflectkote, Inc.  In addition to the assumption of certain liabilities Registrant shall also issue common stock of the Registrant in an amount to be determined upon negotiation between the parties.  The Board of Directors of Reflectkote, Inc., has set a record date of February 12, 2010.

The closing of the transaction will occur as promptly as practicable after the record date set by Reflectkote, Inc.

Reflectkote, Inc. is a holding company.  Its operating subsidiary Reflectkote, Inc. (a Delaware corporation) has developed a permanently applied reflective coating that does not come off in the manner that reflective tape can and does.  Reflectkote coatings do not corrode and protect the surface applied to as well.  Reflectkote is a plastic and glass combination prepared in a proprietary manner.  The application can be done on site with various equipment manufactured by various vendors.

Section 9 -- Financial Statement And Exhibits

Item 9.01    Financial Statement And Exhibits.

(c)	Exhibits.
Exhibit 10.1	Letter of Intent between Extreme Mobile Coating Worldwide Corp. and Reflectkote, Inc., dated February 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Extreme Mobile Coatings Company, Ltd.

By:	/s/ Charles Woodward
Charles Woodward
President

Dated: February 8, 2010